Exhibit 99.1

                    Team, Inc. Reports First Quarter Results


     ALVIN, Texas--(BUSINESS WIRE)--Oct. 11, 2005--Team, Inc., (AMEX:TMI) today reported net income of $549 thousand, or $0.06 per diluted share, for its first quarter ending May 31, 2005. For the corresponding prior year period, Team earned $269 thousand, or $0.03 per diluted share. For the quarter, Team's revenues increased 75% to $58.0 million, operating profits improved 187% to $2.0 million, and operating profit margin was 3.4% compared to 2.1% in the prior year quarter.
     For this seasonally weak quarter, significant revenue and profit gains within both business units were partially offset by significantly higher corporate costs due in large measure to Sarbanes-Oxley (SOX) compliance initiatives and audit costs incurred in the first quarter. These SOX and audit costs, although in line with expectations, were about $900,000 higher than in the prior first quarter period.
     "While the two Gulf Coast hurricanes have created short-term disruptions in early second quarter activities, we remain comfortable with previously issued earnings guidance for the year of $1.15 to $1.30 per share," said Phil Hawk, Team's Chairman and CEO. "We are pleased with our broad-based strong revenue growth and improvements in job profit margins."

     Industrial Services Segment

     For the first quarter, Team's Industrial Services segment revenues were $54.2 million, up 82% from the prior year quarter. Operating income for the segment increased 135% to $4.5 million. Operating profit percentage for the segment was 8% versus 6% for last year's first quarter.
     First quarter revenues for the TCM Division (Team's NDE inspection and field heat treating service lines) improved 182% to $29.7 million, reflecting both the full quarter effect of the Cooperheat MQS business acquisition along with successful business development initiatives. "We are generally satisfied with our revenues and job level profit margins, but we remain focused on bringing our SG&A and indirect costs in better balance with activity levels," said Phil Hawk. "We expect to see continued progress throughout this year."
     First quarter revenues for the TMS Division (Team's mechanical service lines of leak repair, hot tapping, fugitive emissions monitoring, field machining, technical bolting, and field valve repair) were $24.4 million, up 27% from unusually weak revenues in the prior year quarter. This growth reflects broad-based growth in every service line and continued outstanding growth in Canada. "We are pleased with our strong revenue growth and improved job level profit margins from weak fourth quarter levels," Mr. Hawk stated.
     "While Hurricanes Katrina and Rita have caused short-term closures and associated disruptions for several of our Gulf Coast branches within this business segment, we remain optimistic. We expect to benefit from stronger seasonal demand plus continued organic revenue growth that should drive significantly improved operating results for the remainder of the year," said Mr. Hawk.

     Equipment Sales and Rental Business Segment

     The Equipment Sales and Rental (Climax) business segment is off to a good start for the year. Revenues for the first quarter were $3.7 million and operating profits were $0.3 million, up 11% and 85%, respectively. "Climax is well positioned for another record year of double-digit revenue and profit growth," said Mr. Hawk.

     Amendment of Credit Facility

     In October 2005, the Company executed an amendment to its senior credit facility to, among other things, increase the debt to EBITDA covenants for August 31, 2005 and subsequent quarters. The new maximum ratio is 4.0 to 1 at August 31, 2005 reducing to 3.0 to 1 by May 31, 2006. The Company is in compliance with the revised covenants at August 31, 2005.

     Earnings Conference Call

     In connection with this earnings release, the Company will hold its quarterly conference call on Wednesday, October 12, 2005 at 9:00 a.m. Central Time (10:00 a.m. Eastern). The call will be broadcast over the web and can be accessed on Team's website, www.teamindustrialservices.com. Individuals wishing to participate in the conference call by phone can call 1-888-896-0862 and ask to join the Team IR call.

     About Team, Inc.

     Team, Inc. is a professional, full-service provider of specialty industrial services. Team's current industrial service offering encompasses on-stream leak repair, hot tapping, fugitive emissions monitoring, field machining, technical bolting, field valve repair, NDE inspection and field heat treating. All these services are required in maintaining high temperature, high pressure piping systems and vessels utilized extensively in the refining, petrochemical, power, pipeline, and other heavy industries. Team's inspection services also serve the aerospace and automotive industries. Headquartered in Alvin, Texas, the Company operates in over 50 customer service locations throughout the United States. The Company also serves the international market through both its own international subsidiaries as well as through licensed arrangements in 14 countries. Team, Inc. common stock is traded on the American Stock Exchange under the ticker symbol "TMI".
     Certain forward-looking information contained herein is being provided in accordance with the provisions of the Private Securities Litigation Reform Act. Such information is subject to certain assumptions and beliefs based on current information known to the Company and is subject to factors that could result in actual results differing materially from those anticipated in the forward-looking statements contained herein. Such factors include domestic and international economic activity, interest rates, and market conditions for the Company's customers, regulatory changes and legal proceedings, and the Company's successful implementation of its internal operating plans. Accordingly, there can be no assurance that the forward-looking statements contained herein will occur or that objectives will be achieved.



                      TEAM, INC. AND SUBSIDIARIES
                     SUMMARY OF OPERATING RESULTS

                                                Three Months Ended
                                                    August 31,
                                             -------------------------
                                                 2005         2004
                                             ------------ ------------
 Total revenues                              $57,884,000  $33,157,000
                                             ============ ============
 Gross margin                                $18,867,000  $11,334,000

 Selling, general and administrative
  expenses                                   $16,890,000  $10,423,000
 Non-cash compensation charge                     $4,000     $223,000
                                             ------------ ------------
 Operating income                             $1,973,000     $688,000
                                             ============ ============
 Pre-tax income                                 $901,000     $434,000

 Income tax expense                             $352,000     $165,000
                                             ------------ ------------
 Net income                                     $549,000     $269,000
                                             ============ ============
 Net income per common share-basic                 $0.07        $0.03
                                             ============ ============
 Net income per common share-diluted               $0.06        $0.03
                                             ============ ============
 Weighted average shares outstanding:
   Basic                                       8,266,000    8,065,000
   Diluted                                     9,122,000    8,905,000

 Revenues comprised of:
   Industrial Services
      TMS                                    $24,407,000  $19,256,000
      TCM                                     29,745,000   10,534,000
                                             ------------ ------------
           Total Industrial Services         $54,152,000  $29,790,000
   Equipment sales and rentals                 3,732,000    3,367,000
                                             ------------ ------------
 Total revenues                              $57,884,000  $33,157,000
                                             ============ ============

 Gross margins comprised of:
   Industrial Services                       $17,283,000   $9,991,000
   Equipment sales and rentals                 1,584,000    1,343,000
                                             ------------ ------------
 Total gross margin                          $18,867,000  $11,334,000
                                             ============ ============

 Operating income, by segment:
   Industrial Services                        $4,520,000   $1,925,000
   Equipment sales and rentals                   288,000      156,000
   Corporate                                  (2,835,000)  (1,393,000)
                                             ------------ ------------
                                              $1,973,000     $688,000
                                             ============ ============

                      TEAM, INC. AND SUBSIDIARIES
            SUMMARY CONSOLIDATED BALANCE SHEET INFORMATION
                      AUGUST 31 AND MAY 31, 2005

                                             August 31      May 31
                                               2005          2005
                                           ------------- -------------
 Current assets                             $77,562,000   $81,011,000

 Net property, plant and equipment          $29,381,000   $28,770,000

 Other non-current assets                   $33,489,000   $33,545,000
                                           ------------- -------------
 Total assets                              $140,432,000  $143,326,000
                                           ============= =============

 Current liabilities                        $27,266,000   $31,922,000

 Long term debt                             $60,043,000   $59,907,000

 Other non-current liabilities and taxes     $2,807,000    $2,555,000

 Stockholders' equity                       $50,316,000   $48,942,000
                                           ------------- -------------
 Total liabilities and stockholders'
  equity                                   $140,432,000  $143,326,000
                                           ============= =============



     CONTACT: Team, Inc., Alvin
              Philip J. Hawk or Ted W. Owen, 281-331-6154